Exhibit 99.1

For Immediate Release

Press Contact:	Investor Contact:
Caroline Japic	Jane Underwood
Vitria Public Relations	Vitria Investor Relations
+1-408-328-1892	+1-408-212-2608
cjapic@vitria.com	junderwood@vitria.com

VITRIA ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

SUNNYVALE, Calif., July 9, 2003—Vitria (Nasdaq: VITR), a leading provider of business process integration solutions, today announced preliminary results for the second quarter ended June 30, 2003.

Vitria expects revenues for the second quarter to be in the range of $17.7 to $18.2 million, with license revenue expected to represent approximately 25 percent of the total. Based on this estimated revenue, Vitria expects a net loss on a GAAP basis for the quarter in the range of $6.5 to $7.0 million, or $0.20 to $0.22 per share. Excluding charges relating to stock-based compensation of approximately $150,000, or $0.005 per share, and restructuring charges of approximately $350,000, or $0.01 per share, Vitria expects its non-GAAP net loss for the quarter to be in the range of $6.0 to $6.5 million, or $0.18 to $0.20 per share. All per share numbers reflect the 1-for-4 reverse stock split implemented by Vitria on May 28, 2003. Vitria expects its cash, cash equivalents and short-term investments balance at the end of the quarter to be approximately $104 million, an increase of approximately $2 million from first quarter of 2003.

“The economic conditions remain challenging for the business integration market space, and as a result, our second quarter revenue performance did not meet the company’s objectives,” said Gary Velasquez, president and chief executive officer, Vitria. “We have accomplished some important milestones which include significantly reducing our operating expenses over the past two quarters and signing a charter customer for one of our financial services solutions. These achievements have better positioned us to execute our solutions strategy during the second half of 2003, as customers continue to confirm the value of our differentiated solutions in healthcare, financial services and telecommunications.”

Vitria will provide more detailed second quarter financial discussion on its regularly scheduled conference call on July 30, 2003.

Non-GAAP Financial Measures (Regulation G)

Vitria uses both GAAP and non-GAAP financial measures to report its financial results. Management believes that these non-GAAP financial measures provide an additional tool for investors to evaluate on-going operating results and trends excluding certain items. The Company has historically included non-GAAP financial measures when reporting to the investment community and therefore believes the inclusion of certain non-GAAP financial measures provides consistency and comparability with past financial reports. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used within our earnings press release exclude restructuring charges and stock based compensation. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

About Vitria

Vitria (NASDAQ:VITR) is a leading provider of business process integration solutions. The company pioneered the enterprise application integration market in 1994 and the use of business process management in 1997, and is now the first integration solution provider to solve integration challenges through collaborative applications. With 23 offices around the world, Vitria’s customer base includes such companies as Bell South, The Blue Cross Blue Shield Association, BP, DaimlerChrysler Bank, Dana, Generali, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds and Reynolds, Schneider Logistics, Sprint, Trane, and Trans Union, Trans Union, and the U.S. Departments of Defense and Veteran’s Affairs. For more information, call +1-408-212-2700, email info@vitria.com or visit www.vitria.com

Vitria is a registered trademark of Vitria Technology, Inc. All other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Cautionary Note Regarding Forward-looking Statements:    This press release includes forward-looking statements, including statements relating to Vitria’s expected revenue and earnings per share for the second quarter of 2003, new products, future revenue growth, goals and future business opportunities that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: failure to meet financial and product expectations of analysts and investors; risk related to market acceptance of Vitria’s products and alliance partners’ products; deployment delays or errors associated with these and other products of Vitria and partners; hardware platform incompatibilities; the need to maintain and enhance certain business relationships with system integrators and other parties; the ability to manage growth; activities by Vitria and others regarding protection of proprietary information; release of competitive products and other actions by competitors and economic conditions in domestic and foreign markets. These and other risks related to Vitria are detailed in Vitria’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 31, 2003 and subsequent Quarterly Reports on Form 10-Q. Vitria does not undertake an obligation to update forward-looking statements.